EXHIBIT 10.4

September 28, 2001

Ascent Energy, Inc.
1700 Redbud Boulevard, Suite 450
McKinney, Texas 75069

            Re:     First Amendment to Loan Agreement

Gentlemen:

            This First Amendment to the Loan Agreement (the "Amendment") sets forth the amended terms of the financing transaction by and among ASCENT ENERGY,INC., a Delaware corporation ("Borrower"), FORTIS CAPITAL CORP., a Connecticut corporation as Agent ("Agent") and as a Lender, and the other Lenders.

            WHEREAS, Borrower and Fortis Capital Corp., as Agent, entered into a Loan Agreement dated as of July 27, 2001, (the "Loan Agreement"); and

            WHEREAS, the Borrower has requested that the Agent make certain amendments to the Loan Agreement, and the Agent is willing to do so subject to the terms and conditions set forth herein;

            NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

            1.     Defined Terms. All capitalized terms used but not otherwise defined in this Amendment shall have the meaning ascribed to them in the Loan Agreement. Unless otherwise specified, all section references herein refer to sections of the Loan Agreement.

            2.     Amendments to Loan Agreement. The Loan Agreement is hereby amended as follows:

2.1     Section 1.1 Definitions.

            (a)     The following Defined Terms are revised:

                     "Revolving Commitment:" substitute $50,000,000 for the $40,000,000 presently included in the definition of this term.

            (b)    The following Defined Terms shall be added to the Agreement:

                     "Indenture" means the indenture dated September 28, 2001 relating to the issuance of the Senior Notes.

                     "Senior Notes" means the Borrower's Senior Notes due April 30, 2006 in the original aggregate principal amount of up to $75,000,000 issued pursuant to the Indenture.

2.2     Section 15. Affirmative Covenants.

            (a)     Section 15(a) is amended to add clause (iv) as follows:

(iv)     Reports Under Indenture. Upon delivery of any report or notice to the trustee under the Indenture, the Borrower shall promptly furnish a copy of such report or notice to the Agent.

            (b)     Section 15 (i) is amended to add clause (v) as follows:

(v)     any event which constitutes an Event of Default under and as defined by the Indenture.

2.3     Section 16. Negative Covenants.

            (a)     Section 16(c)(x) is renumbered as Section 16(c)(xii) and amended to read as follows:

(xii) Miscellaneous items of Indebtedness not described in subsections (i) through (xi) which do not in the aggregate (taking into account all such Indebtedness of all Restricted Persons) exceed $1,000,000 at any one time outstanding.

            (b)     The following subsections are added to Section 16(c):

(x) Indebtedness owed by the Borrower under the Senior Notes and any refinancing thereof on terms no less favorable to the Borrower than the Senior Notes (as determined by the Agent, which determination shall not be unreasonably withheld or delayed);

(xi) guarantees by any Restricted Person (other than the Borrower) of the Borrower's Indebtedness under the Senior Notes or any permitted refinancing thereof; and

            (c)     Section 16(g) is amended to read as follows:

(g) Total Debt to EBITDA. The Borrower shall not, on a Consolidated basis, allow its ratio of Debt to EBITDA to exceed 5.0 to 1.0 measured as of the last day of any Fiscal Quarter in 2001, 4.5 to 1.0 measured as of the last day of any Fiscal Quarter in 2002, and 4.0 to 1.0 measured as of the last day of any quarter in 2003 or thereafter (provided, however, that, if the Borrower or one of its Restricted Subsidiaries acquires another Restricted Subsidiary or merges with another Person, such calculation shall be made on a pro forma basis as if the acquisition or merger had occurred on the first day of the measurement period in question).

            (d)     Section 16(h) is amended to read as follows:

(h) Ratio of EBITDA to Cash Interest Expense. The Borrower shall not, on a Consolidated basis, allow its ratio of EBITDA to Cash Interest Expense to ever be less than 2.0 to 1.0 measured as of the last day of any Fiscal Quarter in 2001, 2.25 to 1.0 measured as of the last day of any Fiscal Quarter in 2002, and 2.5 to 1.0 measured as of the last day of any Fiscal Quarter in 2003 or thereafter.

            (e)     Section 16(i) is amended by inserting the phrase " .... from July 1, 2001...." after the term "EBIDTA."

            (f)     Section 16(k) is amended to read as follows:

(k) Amendments to Basic Documents. No Restricted Person will amend or modify any material provision of its articles of incorporation (including any preferred stock certificate of designation) or bylaws (except to authorize additional shares of common or preferred stock) or amend or modify any provision of the Indenture or Senior Notes in any way that materially affects the Borrower or any Restricted Person (in the case of amendments to or modifications of the Indenture or Senior Notes, as determined by the Agent, which determination shall not be unreasonably withheld or delayed).

            (g)     Section 16 (q) is amended to add clause (iv) as follows:

or (iv) the Borrower may merge with Devo Holding Company, LLC, a Delaware limited liability company, and Devo Operating Company, LLC, a Delaware limited liability company so long as the Borrower is the surviving entity (the "Devo Merger")....

            (h)     The following Section 16(t) is added to Section 16:

(t) Payments with Respect to the Senior Notes: Notwithstanding any other provision of this Agreement:

(i)

Upon the occurrence and continuance of an Event of Default, the Agent shall have ten (10) Business Days to deliver a "Suspension Notice" to the Borrower. Upon receipt of such a Suspension Notice, neither the Borrower nor any other Restricted Person may make payments of interest or any other type of payment with respect to the Senior Notes until the earlier of (A) the date which is ninety (90) days after the date of such Event of Default, or (B) the date on which such Event of Default is cured or waived by the Agent, provided that Suspension Notices may not be in effect for more than an aggregate of ninety (90) days during any twelve (12) month period, and

(ii)

 Neither the Borrower nor any Restricted Person may make, give or permit, directly or indirectly, by redemption, purchase or in any other manner, any payment with respect to the Senior Notes (other than interest which may be paid unless a Suspension Notice is in effect pursuant to clause (i) above) including any optional or mandatory redemptions or repurchases, except that the Borrower and any other Restricted Person may make payments by way of redemption in the following circumstances: (A) where such payments are made with the proceeds of new Indebtedness (as permitted hereunder) or an equity issuance, or (B) provided that no Event of Default has occurred and is continuing, the Borrower may redeem or purchase Senior Notes in the aggregate up to 25% of the total principal amount of the Senior Notes issued under the Indenture.

2.4    Section 19. Miscellaneous Provisions.

            (a)    Section 19(b) is amended to change the Borrower's address to:

Ascent Energy, Inc.
1700 Redbud Boulevard
Suite 450
McKinney, Texas 75069
Attention: Jeff Clarke
Telephone No.: 972-547-7015
Facsimile: 972-569-9551

            3.     Substitution of Exhibits. Exhibit A attached hereto is hereby substituted for Exhibit A to the Loan Agreement, and all references in the Loan Documents to "Note" shall refer to the Note in the form attached as Exhibit A hereto.

            4.     Effectiveness of Amendment. This Amendment shall be effective upon receipt by Agent of:

            (a)     A copy of the Indenture in form and substance satisfactory to it;

            (b)     A Confirmation of Guaranty executed by Forman and the Restricted Subsidiaries party to the Subsidiary Guaranty;

            (c)     An amendment fee equal to 0.25% of the current Borrowing Base prior to its increase under Section 5 below;

            (d)    A Note executed by the Borrower in the form attached as Exhibit A hereto;

            (e)    A Compliance Certificate executed by Borrower; and

            (f)    An Incumbency Certificate executed by Borrower.

            5.    Increase in the Borrowing Base. The Borrowing Base shall be increased to $45,000,000 upon satisfaction of the following conditions. Such increase shall not be considered an Unscheduled Redetermination for purposes of Section 9 of the Loan Agreement.

            (a)     Receipt by the Agent of Security Documents executed by the Borrower encumbering the Borrower's Oil and Gas Properties acquired in the Devo Merger;

            (b)     Satisfaction of the Continuing 85% Test; and

            (c)     Receipt by the Agent of a fee equal to 1.00% of the increase in the Borrowing Base.

            6.     Ratifications, Representations and Warranties.

            (a)     The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Loan Agreement and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Loan Agreement are ratified and confirmed and shall continue in full force and effect. The Borrower and Agent agree that the Loan Agreement and the Loan Documents, as amended hereby, shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.

            (b)     In order to induce the Agent to enter into this Amendment, the Borrower represents and warrants to the Agent that:

            (i)     The representations and warranties contained in Section 11 of the Loan Agreement are true and correct in all material respects at and as of the time of the effectiveness hereof (except to the extent that such representations and warranties related solely to an earlier date and except to the extent that the facts upon which such representations are based have been changed by the transactions contemplated by this Amendment).

            (ii)     Each Restricted Person is duly authorized to execute and deliver each Loan Document to the extent a party thereto and Borrower is and will continue to be duly authorized to borrow and to perform its obligations under the Loan Agreement as amended hereby. Each Restricted Person has duly taken all action necessary to authorize the execution and delivery of each Loan Document to which it is a party and to authorize the performance of the obligations of each Restricted Person thereunder.

            7.    Benefits. This Amendment shall be binding upon and inure to the benefit of the Lenders and Borrower, and their respective successors and assigns; provided, however, that Borrower may not, without the prior written consent of the Lenders, assign any rights, powers, duties or obligations under this Amendment, the Loan Agreement or any of the other Loan Documents.

            8.     Construction. This Amendment shall be governed by and construed in accordance with the laws of the State of Texas.

            9.     Invalid Provisions. If any provision of this Amendment is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable and the remaining provisions of this Amendment shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance.

            10.     Entire Agreement. The Loan Agreement, as amended by this Amendment, contains the entire agreement among the parties regarding the subject matter hereof and supersedes all prior written and oral agreements and understandings among the parties hereto regarding same.

            11.     Reference to Loan Agreement. The Loan Agreement and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Loan Agreement, as amended hereby, are hereby amended so that any reference in the Loan Agreement to the Loan Agreement shall mean a reference to the Loan Agreement as amended hereby.

            12.     Counterparts. This Amendment may be separately executed in any number of counterparts, each of which shall be an original, but all of which, taken together, shall be deemed to constitute one and the same agreement.

            If the foregoing correctly sets forth our mutual agreement, please so acknowledge by signing and returning this Amendment to the undersigned.

Very truly yours,
FORTIS CAPITAL CORP., as Agent and Lender

By: _____________________________
Name: Darrell H. Holley
Title: Managing Director
By: _____________________________
Name: __________________________
Title: ____________________________

ACCEPTED as of the date
first written above.

BORROWER:

ASCENT ENERGY, INC.

By:  ___________________________
Name:  ________________________
Title: __________________________

 PROMISSORY NOTE

$ 50,000,000.00	September 28, 2001

            FOR VALUE RECEIVED, the undersigned, ASCENT ENERGY INC., a Delaware corporation (herein called the "Borrower"), hereby promises to pay to the order of FORTIS CAPITAL CORP. a corporation organized under the laws of the state of Connecticut, (herein called "Lender"), the principal sum of Fifty Million Dollars ($50,000,000.00), or, if greater or less, the aggregate unpaid principal amount of the Loans made under this Note by Lender to the Borrower pursuant to the terms of the Loan Agreement (as hereinafter defined), together with interest on the unpaid principal balance thereof as hereinafter set forth, both principal and interest payable as herein provided in lawful money of the United States of America at the offices of the Agent under the Loan Agreement, 100 Crescent Court, Suite 1777, Dallas, Texas or at such other place as from time to time may be designated by the Agent.

            This Note (a) is issued and delivered under that certain Loan Agreement dated as of July 27, 2001 among the Borrower, Fortis Capital Corp., as Agent, and the lenders (including Lender) referred to therein (herein, as from time to time supplemented, amended or restated, called the "Loan Agreement"), and is a "Note" as defined therein, (b) is subject to the terms and provisions of the Loan Agreement, which contains provisions for payments and prepayments hereunder and acceleration of the maturity hereof upon the happening of certain stated events, and (c) is secured by and entitled to the benefits of certain Security Documents (as identified and defined in the Loan Agreement). Payments on this Note shall be made and applied as provided herein and in the Loan Agreement. Reference is hereby made to the Loan Agreement for a description of certain rights, limitations of rights, obligations and duties of the parties hereto and for the meanings assigned to terms used and not defined herein and to the Security Documents for a description of the nature and extent of the security thereby provided and the rights of the parties thereto.

            The principal amount of this Note, together with all interest accrued hereon, shall be due and payable in full on July 30, 2004.

            So long as no Event of Default has occurred and is continuing, all Base Rate Loans (exclusive of any past due principal or interest) from time to time outstanding shall bear interest on each day outstanding at the Base Rate in effect on such day. If an Event of Default has occurred and is continuing, all Base Rate Loans (exclusive of any past due principal or interest) from time to time outstanding shall bear interest on each day outstanding at the Default Rate in effect on such day. On the due date of each interest payment, the Borrower shall pay to the holder hereof all unpaid interest which has accrued on the Base Rate Loans to but not including such date. So long as no Event of Default has occurred and is continuing, each Eurodollar Loan (exclusive of any past due principal or interest) shall bear interest on each day during the related Interest Period at the related LIBOR Rate in effect on such day. If an Event of Default has occurred and is continuing, all Eurodollar Loans (exclusive of any past due principal or interest) from time to time outstanding shall bear interest on each day outstanding at the Default Rate in effect on such day. On the date each payment of interest is due relating to such Eurodollar Loan, the Borrower shall pay to the holder hereof all unpaid interest which has accrued on such Eurodollar Loan to but not including such date. All past due principal of and past due interest on the Loans shall bear interest on each day outstanding at the Default Rate in effect on such day, and such interest shall be due and payable daily as it accrues.

            Notwithstanding the foregoing paragraph and all other provisions of this Note, in no event shall the interest payable hereon, whether before or after maturity, exceed the maximum amount of interest which, under applicable law, may be charged on this Note, and this Note is expressly made subject to the provisions of the Loan Agreement which more fully set out the limitations on how interest accrues hereon. In the event applicable law provides for an interest ceiling under Chapter 303 of the Texas Finance Code (the "Texas Finance Code") as amended, for that day, the ceiling shall be the "weekly ceiling" as defined in the Texas Finance Code and shall be used in this Note for calculating the Maximum Rate and for all other purposes. The term "applicable law" as used in this Note shall mean the laws of the State of Texas or the laws of the United States, whichever laws allow the greater interest, as such laws now exist or may be changed or amended or come into effect in the future.

            If this Note is placed in the hands of an attorney for collection after default, or if all or any part of the indebtedness represented hereby is proved, established or collected in any court or in any bankruptcy, receivership, debtor relief, probate or other court proceedings, the Borrower and all endorsers, sureties and guarantors of this Note jointly and severally agree to pay reasonable attorneys' fees and collection costs to the holder hereof in addition to the principal and interest payable hereunder.

            The Borrower and all endorsers, sureties and guarantors of this Note hereby severally waive demand, presentment, notice of demand and of dishonor and nonpayment of this Note, protest, notice of protest, notice of intention to accelerate the maturity of this Note, declaration or notice of acceleration of the maturity of this Note, diligence in collecting, the bringing of any suit against any party and any notice of or defense on account of any extensions, renewals, partial payments or changes in any manner of or in this Note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity.

            This Note will be governed by and construed in accordance with the laws of the State of Texas and applicable federal law, except that Chapter 346 of the Texas Finance Code (which regulates certain revolving credit loan accounts and revolving tri-party accounts) shall not apply to this Note. This Note is performable in Dallas County, Texas, and the Borrower and every Guarantor, if any, on this Note, jointly and severally, waive the right to be sued hereon elsewhere. Courts within the State of Texas will have jurisdiction over any and all disputes between Lender, the Borrower and every Guarantor, if any, whether at law or in equity, including, but not limited to, any and all disputes arising out of or relating to this Note; and venue in any such dispute, whether in federal or state court, will be in Dallas County, Texas.

            The indebtedness represented by this Note is for business purposes only and not for any personal, family or household purposes.

            This Note is issued in exchange and substitution for the note dated July 27, 2001 (the "Prior Note") and evidences the same indebtedness evidenced thereby, and shall not be deemed a novation or satisfaction of such Prior Note for which it is issued in exchange and substitution, and is entitled to the same collateral with the same priority as such Prior Note.

            THIS NOTE, THE LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT OF THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT WRITTEN OR ORAL AGREEMENTS OF THE PARTIES. THE RIGHTS AND OBLIGATIONS OF THE PARTIES SHALL BE DETERMINED SOLELY FROM THIS NOTE, THE LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS. THIS NOTE CAN BE VARIED OR MODIFIED ONLY BY WRITTEN INSTRUMENT SIGNED BY ALL THE PARTIES.

[The Remainder of This Page is Intentionally Blank]

            IN WITNESS WHEREOF, the Borrower has duly executed this Note as of the day and year above first written.

ASCENT ENERGY INC.
By:__________________________
Name:__________________________
Title: __________________________